EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated September 17, 2019, with respect to the statement of condition including the related portfolio of Quality Municipal Income Trust, 10-20 Year Series 103 (included in Invesco Unit Trusts, Municipal Series 1340) as of September 17, 2019, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-227984) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP



New York, New York
September 17, 2019